UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On March 5, 2025, Nine Energy Service, Inc. (the “Company”) issued a press release providing information on its results of operations and financial condition for the quarter and year ended December 31, 2024. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 2.02 and in Exhibit 99.1 to this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information under this Item 2.02 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the first quarter of 2025, after careful consideration of, among other things, the Company’s strategic priorities, the Company’s Board of Directors (the “Board”) unanimously agreed that a reduction in the size of the Board from eight to six members by the end of the year and a change in its composition would be beneficial to the Company and its strategic priorities moving forward. Consistent therewith, on February 28, 2025, Ernie L. Danner, Curtis F. Harrell and Andrew L. Waite resigned as directors, effective as of the end of such date, and the Board appointed Julie A. Peffer and Richard A. Burnett as directors to fill two of those vacancies, with Ms. Peffer’s service to begin on March 1, 2025 and Mr. Burnett’s service to begin on May 3, 2025. Mr. Burnett and Ms. Peffer have been appointed to the Audit Committee, effective as of May 3, 2025 and March 7, 2025, respectively. Also on February 28, 2025, the Board elected Scott E. Schwinger as Chairman of the Board, effective March 1, 2025, to replace Mr. Danner. In addition to the above changes in the Board’s composition, it is currently expected that Gary L. Thomas will resign from the Board on May 2, 2025, Mark E. Baldwin will resign from the Board on August 1, 2025 and a new director will be appointed to the Board later this year.

Mr. Burnett and Ms. Peffer will receive compensation for service on the Board and its committees in a manner consistent with the Company’s non-employee director compensation policies and programs in effect from time to time. Currently, the Company’s non-employee directors receive a quarterly cash retainer of $18,750, and each non-employee director serving on the Board’s Audit Committee not in the role of Chairman receives an additional quarterly cash retainer of $1,875. Also, in connection with her appointment to the Board, Ms. Peffer has entered into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors and Mr. Burnett will also enter into such an agreement upon the effective date of his directorship.

There are no current or proposed transactions in which either Mr. Burnett or Peffer has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between either Mr. Burnett or Ms. Peffer and any other person pursuant to which he or she was appointed as a director.

Cautionary Note Regarding Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Item 7.01	Regulation FD Disclosure.

On March 5, 2025, the Company issued a press release with respect to the matters described above in Item 5.02. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information under this Item 7.01 and in Exhibit 99.2 to this Current Report on Form 8-K are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information under this Item 7.01 and in Exhibit 99.2 to this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Nine Energy Service, Inc. press release dated March 5, 2025 (relating to the Company’s results of operations and financial condition for the quarter and year ended December 31, 2024).

99.2	Nine Energy Service, Inc. press release dated March 5, 2025 (relating to changes to the Board’s size and composition).

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2025	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore
Executive Vice President and General Counsel